Exhibit 10.11

Chain Bridge I

100 El Camino Real, Ground Suite

Burlingame, California 94010

October 1, 2021

CB Co-Investment, LLC

599 Lexington Avenue, 25th Floor

New York, NY 10022

Re: Amendment No. 2 to Securities Subscription Agreement

Ladies and Gentlemen:

Reference is made to the Securities Subscription Agreement dated February 3, 2021, as amended by the Amendment to Securities Subscription Agreement, dated April 9, 2021 (as so amended, the “Agreement”), between CB Co-Investment, LLC, a Delaware limited liability company (the “Subscriber”), and Chain Bridge I, a Cayman Islands exempted company (the “Company”), with respect to the Subscriber’s purchase of 1,429,286 Class B ordinary shares, $0.0001 par value per share (the “Shares”), up to 186,429 of which are subject to forfeiture by Subscriber as described in the Agreement, and Subscriber’s commitment to purchase an aggregate of 1,400,000 Warrants (“Initial Warrants”) and up to an additional 150,000 Warrants (“Additional Warrants”) if the underwriters in the IPO exercise their over-allotment option in full or in part. The purpose of this letter agreement (this “Amendment”) is to amend the Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Agreement.

I.            The Agreement is hereby amended by deleting Section 1 and replacing it in its entirety with the following:

1.	Subscription and Purchase of Securities. For the sum of $4,150 (the “Purchase Price”), which the Company acknowledges receiving in cash, the Company hereby issues the Shares to the Subscriber, and the Subscriber hereby subscribes for and purchases the Shares from the Company, 186,429 of which are subject to forfeiture, on the terms and subject to the conditions set forth in this Agreement. All references in this Agreement to shares of the Company being forfeited shall take effect as surrenders for no consideration of such shares as a matter of Cayman Islands law. Upon the issuance of the Shares, the Subscriber hereby surrenders for no consideration the one Class B ordinary share of the Company held by it following the incorporation of the Company. In addition, Subscriber hereby commits to purchase an aggregate of 1,612,500 Warrants (“Initial Warrants”) at $1.00 per Initial Warrant, for an aggregate purchase price of $1,612,500 (the “Initial Risk Capital Purchase Price”). Additionally, if the underwriters in the IPO exercise their over-allotment option in full or part, the Subscriber further commits to purchase up to an additional 150,000 Warrants (“Additional Warrants”) at $1.00 per Additional Warrant for an aggregate purchase price of up to $150,000 (the “Over-Allotment Purchase Price”). The Subscriber shall pay the Initial Risk Capital Purchase Price and Over-Allotment Purchase Price (if any) for the Initial Warrants and Additional Warrants (if any) by wire transfer of immediately available funds to the trust account established by the Company in connection with the IPO on the date the IPO and over-allotment option are consummated, respectively.

II.            The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties. The Agreement is hereby ratified and confirmed and, except as herein amended, remains in full force and effect.

If the foregoing terms correctly set forth our agreement to amend the Agreement, please sign where indicated below and return to the undersigned a duplicate copy of this Amendment.

(Signature page follows)

Very truly yours,

CHAIN BRIDGE I

By:	/s/ Michael Rolnick
Name:	Michael Rolnick
Title:	Chief Executive Officer

AGREED AND ACCEPTED:

CB CO-INVESTMENT, LLC

By:	/s/ Owen Littman
Name:	Owen Littman
Title:	Authorized Person

[Signature Page to Amendment No. 2 to Securities Subscription Agreement]